Exhibit 99.1

Warburg Pincus Prices Secondary Offering

Company Release – March 17, 2015

ALLENTOWN, PA., March 17, 2015 — National Penn Bancshares, Inc. (“National Penn”) (Nasdaq: NPBC) announced today the pricing of the previously announced underwritten secondary offering by funds affiliated with Warburg Pincus LLC (“Warburg Pincus”) of 11,565,072 shares of National Penn’s common stock. Immediately following completion of the offering, Warburg Pincus will no longer own any shares of National Penn’s common stock. No shares of common stock are being sold by National Penn, and Warburg Pincus will receive all of the proceeds from this offering.

J.P. Morgan is acting as sole underwriter for the common stock offering, and will offer our shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The offering is expected to close on or about March 20, 2015, subject to customary closing conditions.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by National Penn with the SEC and became effective on May 10, 2012. A preliminary prospectus relating to the offering has been filed with the SEC. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained without charge from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204.

A copy of the prospectus supplement and accompanying base prospectus may also be obtained without charge by visiting the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Media Contact:	Jacklyn Bingaman, Marketing
(610) 674-1325 or jacklyn.bingaman@nationalpenn.com

Investor Contact:	Michael J. Hughes
(484) 709-3305 or Michael.hughes@nationalpenn.com

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About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $9.8 billion in assets, is a bank holding company headquartered in Allentown, Pennsylvania. National Penn Bank operates 127 branch offices throughout Pennsylvania, New Jersey and Maryland.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; Institutional Advisors LLC; and National Penn Insurance Services Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficult conditions in the capital markets and the economy generally, regulatory requirements or other actions mandated by National Penn’s regulators, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), delayed improvement in the credit quality of loans, the effect of credit risk exposure, the ability to strategically manage our capital position and to raise capital, allowance for loan losses may prove inadequate, variations in interest rates, the geographic concentration of National Penn’s operations, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, competition for personnel and from other financial institutions, interruptions or breaches of National Penn’s security systems, the development and maintenance of National Penn’s information technology, potential dilution of National Penn’s shareholders, the ability of National Penn and its subsidiaries to pay dividends, severe weather and natural disasters, and the nature and frequency of litigation and other similar proceedings to which National Penn may be a party. Additional risks, uncertainties and other factors relating to the acquisition of TF Financial Corporation include, but are not limited to: expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; the parties are unable to successfully implement integration strategies; and diversion of management time on merger-related issues. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.